                                                                      Exhibit 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          THREE  MONTHS ENDED
                                                             SEPTEMBER 30,

                                                          1996          1997

Primary earnings per share:

     Net income                                       $    7,235    $     11,338
                                                      ==========    ============

Weighted average number of outstanding common shares      21,596          25,069
Additional shares assuming exercise of stock options       2,019           2,138
                                                      ----------    ------------
Weighted average number of outstanding common
   and common equivalent shares                           23,615          27,207
                                                      ==========    ============

Primary earnings per share                            $     0.31    $       0.42
                                                      ==========    ============


Fully diluted earnings per share:

     Net income                                       $    7,235     $    11,338

     Interest expense on Convertible

         Subordinated Debentures, net of tax (1)             709               -
                                                      ----------     -----------

     Fully diluted earnings                           $    7,944     $    11,338
                                                      ==========     ===========


Weighted average number of outstanding common shares      21,596          25,069
Additional shares assuming exercise of stock options       2,171           2,246
Additional shares assuming conversion of
    Convertible Subordinated Debentures                    3,097               -
                                                      ----------    ------------
Weighted average number of outstanding common shares
     assuming full dilution                               26,864          27,315
                                                      ==========    ============

Fully diluted earnings per share                      $     0.30    $       0.42
                                                      ==========    ============



(1) The assumed conversion of the Convertible Subordinated Debentures for the three month period ended September 30, 1997 was antidilutive and is omitted.


                                 Page 17 or 18

                                                                      EXHIBIT 11
                                                                     (continued)

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          NINE  MONTHS ENDED
                                                              SEPTEMBER 30,
                                                         1996          1997

Primary earnings per share:

     Net income                                        $   19,593    $ 31,695
                                                       ==========    ========

Weighted average number of outstanding common shares       21,503      24,927
Additional shares assuming exercise of stock options        1,740       2,154
                                                       ----------    --------
Weighted average number of outstanding common
   and common equivalent shares                            23,243      27,081
                                                       ----------    --------

Primary earnings per share                             $     0.84    $   1.17
                                                       ==========    ========


Fully diluted earnings per share:

     Net income                                        $   19,593    $ 31,695

     Interest expense  on Convertible

         Subordinated Debentures, net of tax (1)            2,126           -
                                                       ----------    --------

     Fully diluted earnings                            $   21,719    $ 31,695
                                                       ==========    ========


Weighted average number of outstanding common shares       21,503      24,927
Additional shares assuming exercise of stock options        1,886       2,261
Additional shares assuming conversion of
   Convertible Subordinated Debentures                      3,097           -
                                                       ----------    --------

Weighted average number of outstanding common shares

     assuming full dilution                                26,486      27,188
                                                       ==========    ========

Fully diluted earnings per share                       $     0.82    $   1.17
                                                       ==========    ========


(1) The assumed conversion of the Convertible Subordinated Debentures for the three month period ended September 30, 1997 was antidilutive and is omitted.

                                 Page 18 of 18